Exhibit 99.1

SIGA TO SELL 1.7 MILLION COURSES OF ST-246® TO NATIONAL
STOCKPILE UNDER MODIFIED BARDA CONTRACT

GAO PROTEST WITHDRAWN

New York, New York, June 27, 2011 – SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (BARDA) has advised that the protest filed against the contract it awarded to SIGA for the sale of SIGA’s smallpox antiviral ST-246® has been withdrawn following execution of a contract modification by BARDA.  As a result, the stay on performance of the contract, originally awarded last month, has been lifted.

The contract modification deletes the option for BARDA to purchase up to 12 million courses of ST-246 beyond the 1.7 million courses to be purchased under the base contract.  The base contract and the other options remain unchanged.  The contract modification does not prevent BARDA from purchasing additional courses of ST-246 or other products in the future if it desires.

SIGA’s groundbreaking drug, ST-246, is an oral therapeutic agent active against orthopoxviruses including smallpox. It is the only drug from any source ever to have demonstrated efficacy in non-human primate models of orthopox virus disease, which was a requirement of the request for proposal that resulted in the current contract.  ST-246 will be the first entirely new small-molecule drug delivered to the Strategic National Stockpile under Project Bioshield.  Smallpox, even though no longer present naturally in the environment, is considered a formidable bioterrorism threat, and there is currently no FDA-approved treatment for symptomatic individuals.  ST-246 works by blocking the ability of the virus to spread to other cells, preventing it from causing disease.  The FDA has designated ST-246 for “fast-track” status, creating a path for expedited FDA review and eventual regulatory approval.

Further information concerning ST-246 and the BARDA contract are available in the separate press release issued by SIGA on May 13, 2011.

About SIGA Technologies, Inc.

In the United States and around the world, populations face a serious but unmet need for drugs to protect against potentially catastrophic emerging viral pathogens and biological weapons of mass destruction.  SIGA Technologies, Inc. is a pharmaceutical company specializing in the development and commercialization of therapeutic solutions for some of the most lethal disease-causing pathogens in the world, including smallpox, Ebola, dengue, Lassa fever and other dangerous viruses. Our business is to discover, develop and commercialize drugs to prevent and treat these high-priority threats.  Our mission is to disarm dreaded viral diseases and create robust, modern biodefense countermeasures.  For more information about SIGA, please visit SIGA’s web site at www.siga.com.

The SIGA Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4504

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the safety and efficacy of its products, the progress of its development programs and timelines for bringing products to market and the enforceability of the BARDA contract.  Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include (i) the risk that potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (iv) the risk that SIGA may not be able to secure funding from anticipated or current government contracts and grants, (v) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including patent protection, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that the BARDA contract may be subject to one or more protests or other governmental actions, which may cause such contract to be delayed or denied, (ix) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA's efforts, (x) the risk that the changes in domestic and foreign economic and market conditions may adversely affect SIGA’s ability to advance its research or its products, and (xi) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in other documents that SIGA has filed with the SEC.  SIGA urges investors and security holders to read those documents free of charge at the SEC's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the federal securities laws, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future events or otherwise.

Contact:

KCSA Strategic Communications
Todd Fromer / Robert Fink
212-896-1215 / 212-896-1206
tfromer@kcsa.com / rfink@kcsa.com